EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333- 269202 on Form S-8 and Registration Statement No. 333-276821 on Form S-3 of our report dated March 11, 2025, relating to the financial statements of Vitesse Energy, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Denver, Colorado
March 11, 2025